Pure Vanilla Exchange, Inc. Completes Acquisition of Nimble Group, Inc.

Thursday January 4, 9:00 am ET

NEW YORK--(BUSINESS WIRE)--Pure Vanilla eXchange, Inc. ("Pure Vanilla Exchange") (OTCBB: PVNX) announced today that its acquisition of Nimble Group, Inc. ("Nimble") became effective on December 31, 2006. The acquisition was completed by the merger of PVNX Acquisition Corp., Pure Vanilla Exchange's wholly-owned subsidiary, with and into Nimble pursuant to the previously-announced Agreement and Plan of Merger dated as of December 15, 2006 between Pure Vanilla Exchange, PVNX Acquisition Corp. and Nimble.

As a result of the merger, Nimble became a wholly-owned subsidiary of Pure Vanilla Exchange. Nimble will operate as a subsidiary of Pure Vanilla Exchange for the near future, Nimble provides alternative payment solutions and transactions for government agencies and high frequency, multi-unit retailers.

Pursuant to a software licensing agreement, Nimble previously licensed its technology to Pure Vanilla Exchange so that Pure Vanilla Exchange was able to process transactions using stored value cards and online payment system. As a result of the acquisition, Pure Vanilla Exchange now owns this technology and all revenue is realized.

In connection with the acquisition, Florian Schuhbauer resigned as President and Chief Executive Officer of Pure Vanilla Exchange. Mr. Schuhbauer will continue to serve as a member of Pure Vanilla Exchange's board of directors. Steven Yevoli, Chief Executive Officer and President of Nimble and Chairman of the Board of Pure Vanilla Exchange, was elected Chief Executive Officer of Pure Vanilla Exchange and will remain Chairman of the Board.

Mr. Yevoli commented, "We are pleased that we were able to complete the transaction so promptly, and feel that the consolidation of these companies provides a platform for growth that will benefit our clients and shareholders tremendously."

For additional information regarding the merger, the Agreement and Plan of Merger and the parties to the merger, please see Pure Vanilla Exchange's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2007.

About Pure Vanilla eXchange, Inc.

Pure Vanilla Exchange is the leading provider of anonymous online payments through its stored value card and payment solution specifically designed for secure purchases. Through its patent-pending technology, consumers can purchase content by either funding an online account or by purchasing a pV card. Pure Vanilla Exchange addresses the challenges faced by many online merchants who seek anonymity. With issues such as rising chargebacks, fraud, excessive processing fees and delayed receipt of funds, Pure Vanilla Exchange resolves many of these concerns by reducing risk in transactions, charging competitive fees and providing that funds are received within as little as 96 hours. Pure Vanilla Exchange owns the network in which it both activates and processes all of its transactions and provides a solution that is competitive on multiple levels enhancing the value to merchants who accept pV cards and consumers who use the pV cards.

For more information, visit http://www.purevanilla.com

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this report, including statements regarding the consummation of the merger, are forward-looking statements. These forward-looking statements are necessarily subject to risks and uncertainties including, but not limited to, the successful integration of Nimble, the successful execution of Pure Vanilla Exchange's business plan and the effect of economic and business conditions. Although Pure Vanilla Exchange believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Stockholders and potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. The forward-looking statements are only made as of the date of this release and Pure Vanilla Exchange does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Pure Vanilla Exchange, Inc.
IR Dept.
Felicia Adams, 212-991-1047 x113
www.purevanilla.com